EXHIBIT 99.1
     Collegiate Pacific Reports Q307 EPS of $0.17 on $63.2 Million in Sales
•	Q307 Sales Up 6.4%; YTD Sales Up 5.7%

•	Q307 Gross Margins Exceed 36%; YTD Margins Up 200 BPS

•	Q307 EPS Rises 42%; YTD EPS Rises 48% to $.40 vs. $.27
The Company will host a conference call today at 3:30PM CT / 4:30 PM ET to discuss these results. The call may be accessed by dialing 866-510-0711. Use passcode 93378535. A replay will be available for 30 days and can be accessed by dialing 888-286-8010 using passcode 57188844.
Collegiate Pacific Inc. (AMEX — BOO) today reported results for its third fiscal quarter ending March 31, 2007.
Commenting on results for the Quarter and Year-to-date periods, Adam Blumenfeld, CEO stated, “We are pleased to report solid results for the third quarter and to have reached $.40 in fully diluted earnings per share for the first nine months of the fiscal year, despite notable distractions such as mid-year completion of the Sport Supply Group acquisition, our pending transition to Sport Supply Group’s SAP operating platform, and our first audit of internal controls which we are required to complete to comply with Sarbanes-Oxley as of June 30, 2007.”
“For the Quarter ended March 31, 2007, consolidated net sales grew 6.4% to $63.2 million, primarily attributable to a 17% organic growth rate from our road sales force from end of season basketball uniform deliveries and solid uniform demand from spring sports. Consolidated gross margin percentages improved by 80 basis points to 36.1% versus 35.3% in the year ago period. This was driven primarily from our catalog division, which experienced a 150 basis point improvement in gross margin percentages to 37.5% from 36% in the year ago period. Consolidated net income and EPS improved 41% and 42%, respectively, for the quarter versus the year ago period, due in part to the elimination of minority interest in Sport Supply Group as well as synergies gained as we continue to integrate the companies. This bottom line leverage is reflective of our continuing efforts to streamline operating expenses and allow for sales growth and gross margin expansion to have a more demonstrative impact on earnings in future periods.”
“For the nine month period ending March 31, 2007, consolidated net sales grew 5.7% to $181 million versus $171 million in the year ago period. Our catalog, internet and road sales force were all contributors to this top line growth. Consolidated gross margin percentages improved by 200 basis points to 35.6% versus 33.6% in the year ago period. This significant improvement in gross margin was driven primarily from our catalog and internet sales efforts, which experienced a 370 basis point improvement to 37.2% versus 33.5% in the year ago period, largely due to pricing and product mix improvements. The margin strength in our catalog and internet businesses has no doubt acted as somewhat of a counterbalance to slower top line growth in these entities; however, the trade-off has been a profitable one. Road sales gross margins have remained relatively stable year over year in the 33-34% range. Year to date consolidated net income and earnings per share grew 47% and 48%, respectively.”

Commenting on plans for the future, Mr. Blumenfeld stated, “As we prepare to enter year two of the Company’s three year plan, we remain committed to our previously stated vision: integrate, optimize and grow. We intend to complete the migration to one Catalog IT platform by June 30, 2007 and one Road Sales Group IT Platform in the next 12-18 months. We intend to continue consolidating our Dallas, TX distribution and assembly facilities in the coming months and to complete this effort in large part by the end of the calendar year.”
“We will focus on reducing operating expenses, enhancing gross margins and growing profitable sales for the benefit of generating greater cash flows and accelerating our repayment of bank debt. As we consolidate warehouses, we will reduce the number of SKUs we carry. This should improve inventory turns and enhance cash flows. As we move to liquidate excess SKUs, we intend to free up warehouse space, convert inventory to cash and speed the repayment of debt. As we combine certain catalog brands and divisions, we intend to reduce the number of paper catalogs we distribute by as much as 25% and rely heavily on our CRM-driven telesales professionals and road sales pros to reach deeper vertically into our customer and prospect databases. Each of these initiatives is, in our view, the proper path to take to achieve our three year plan, but each can produce fluctuations in short term operating metrics — such as a slowing of the catalog sales growth rate or a masking of organic gross margin progress — even while producing greater cash flow for the Company. Generally speaking, we see FY08 as a year with organic sales growth similar to FY07, continued gross margin improvements, and a meaningful reduction in the growth of operating expenses — the result of which should be improved operating leverage and strong double digit growth in operating profits and net income.”
With the acquisition of Sport Supply Group now complete, the Company is transitioning from a phase of hyper top-line growth to, we believe, one of more robust bottom line performance. While our enthusiasm to expand market share and evaluate partnership opportunities will always remain a cornerstone of the Company’s strategy, investors should be mindful of our immediate focus, which is the proper consolidation and optimization of our business units and intention to substantially improve our bottom line results in the coming years.”
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Collegiate Pacific’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, the ability to successfully complete integration related activities, actions and initiatives by current and potential competitors, and certain other additional factors described in Collegiate Pacific’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Collegiate Pacific’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Collegiate Pacific is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Contact:
Collegiate Pacific Inc., Dallas
Adam Blumenfeld, 972-243-8100

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31,	June 30,
	2007	2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,185	$4,079
Accounts receivable, net of allowance for doubtful accounts of $2,035 and $1,496 respectively	37,029	31,004
Inventories	35,591	37,185
Current portion of deferred taxes	2,957	2,625
Prepaid income taxes	1,627	1,607
Prepaid expenses and other current assets	2,538	2,199

Total current assets	82,927	78,699
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $4,357 and $2,755, respectively	9,784	10,087
DEFERRED DEBT ISSUANCE COSTS, net of accumulated amortization of $1,781 and $1,076, respectively	2,563	2,782
INTANGIBLE ASSETS, net of accumulated amortization of $3,110 and $2,188, respectively	8,293	9,014
GOODWILL	54,567	40,280
DEFERRED INCOME TAXES	2,655	3,156
OTHER ASSETS, net	152	417

Total assets	$160,941	$144,435

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,469	$14,802
Accrued liabilities	6,275	5,896
Dividends payable	256	256
Accrued interest	1,055	329
Current portion of long-term debt	3,368	2,210
Deferred tax liability	41	15

Total current liabilities	25,464	23,508
DEFERRED TAX LIABILITY	3,077	3,259
NOTES PAYABLE AND OTHER LONG-TERM DEBT	81,735	62,284
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN SUBSIDIARY	—	8,150
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 10,319,586 and 10,315,191 shares issued and 10,233,560 and 10,229,165 shares outstanding, respectively	103	103
Additional paid-in capital	43,199	43,162
Retained earnings	8,020	4,626
Treasury stock at cost, 86,026 shares	(657)	(657)

Total stockholders’ equity	50,665	47,234

Total liabilities and stockholders’ equity	$160,941	$144,435

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Net sales	$63,235	$59,418	$180,782	$171,094
Cost of sales	40,404	38,421	116,513	113,640

Gross profit	22,831	20,997	64,269	57,454

Selling, general and administrative expenses	18,421	17,253	52,474	49,181

Operating profit	4,410	3,744	11,795	8,273

Other income (expense):
Interest income	28	25	142	99
Interest expense	(1,707)	(1,261)	(4,424)	(3,379)
Other income	17	155	109	244

Total other expense	(1,662)	(1,081)	(4,173)	(3,036)

Income before minority interest in income of consolidated subsidiary and income taxes	2,748	2,663	7,622	5,237
Income tax provision	1,010	787	2,929	1,813

Minority interest in income of consolidated subsidiary, net of tax	0	644	531	588

Net income	$1,738	$1,232	$4,162	$2,836

Weighted average number of shares outstanding:
Basic	10,233,560	10,183,973	10,231,051	10,174,843

Diluted	13,774,358	10,359,528	10,375,469	10,389,740

Net income per share common stock — basic	$0.17	$0.12	$0.41	$0.28

Net income per share common stock — diluted	$0.17	$0.12	$0.40	$0.27

Dividends declared per share common stock	$0.025	$0.025	$0.075	$0.075